CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow Investments Trust and to the use of our report dated March 26, 2020 on the financial statements and financial highlights of Arrow QVM Equity Factor ETF, a series of shares of beneficial interest in Arrow Investments Trust. Such financial statements and financial highlights appear in the January 31, 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

May 27, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow Investments Trust and to the use of our report dated March 26, 2020 on the financial statements and financial highlights of Arrow Reserve Capital Management ETF, a series of shares of beneficial interest in Arrow Investments Trust. Such financial statements and financial highlights appear in the January 31, 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

May 27, 2020